EXHIBIT 24.0


               [LUCAS, HORSFALL, MURPHY & PINDROH, LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Accelacorp 1, Inc.
5777 West Century Boulevard, Suite 1540
Los Angeles, California 90045

RE:   ACCELACORP 1, INC.

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 28, 2001, relating to the financial statements of Accelacorp 1, Inc. which are contained in this Prospectus.

We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.


/s/  LUCAS, HORSFALL, MURPHY & PINDROH, LLP
-------------------------------------------

Pasadena, California
January 31, 2002


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